Kenne Ruan, CPA, P.C. Phone: (203) 824-0441 Fax: (203) 413-6486

40 Hemlock Hollow Road, Woodbridge, CT 06525 kruancpa@yahoo.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the filing documentation on Form S-1/10K of Vibe Ventures Inc. of our report dated May 16, 2013 (Except for Note 6, which is as of July 25, 2013), relating to the financial statements of the year ended October 31, 2012.

/s/ Kenne Ruan, CPA, P.C.

Woodbridge, Connecticut

July 16, 2014